Exhibit 99.1 - News Release – Third fiscal quarter ended June 29, 2014.
201 N. Harrison St.
Davenport, IA 52801
www.lee.net

NEWS RELEASE

Lee Enterprises reports results for third fiscal quarter

DAVENPORT, Iowa (August 7, 2014) — Lee Enterprises, Incorporated (NYSE: LEE), a major provider of local news, information and advertising in 50 markets, today reported a preliminary(1) loss of 19 cents per diluted common share for its third fiscal quarter ended June 29, 2014, compared with earnings of 3 cents a year ago. Excluding unusual matters, adjusted earnings per diluted common share(2) totaled 11 cents, compared with earnings of 6 cents a year ago.

Mary Junck, chairman and chief executive officer, said: “Total digital revenue in the third quarter continued its impressive growth, increasing over 17%, thanks to 13% digital advertising growth and the launch of our full-access subscription model. Our optimism about the full access subscription model is growing as we have now launched in fourteen, primarily larger markets, with the early results promising. We plan to continue the roll out to the majority of our markets by the end of the fiscal year and while the third quarter results are impacted by our debt refinancing costs, our enterprises continue to drive strong cash flows."

She also noted:

•	Revenue trends improved again this quarter, with total revenue down 2.3% from the same quarter a year ago;

•	Mobile advertising revenue increased 25.1%, to $1.9 million;

•	Digital audiences continued to grow at a double digit clip with 211.4 million mobile, tablet, desktop and app page views and 23.1 million unique visitors in the month of June 2014;

•	We are on track to achieve our 3.0-3.5% cash cost(2) reduction target for 2014; and

•
Since our March 31, 2014 refinancing and prior to the end of the third quarter, we have repaid $30.0 million of debt, bringing the balance largely in line with where it was before the refinancing was completed.

THIRD QUARTER OPERATING RESULTS

Operating revenue for the 13 weeks ended June 29, 2014 totaled $163.1 million, a decrease of 2.3% compared with a year ago. Excluding the impact of a subscription-related expense reclassification as a result of moving to fee-for-service delivery contracts at several of our newspapers, operating revenue decreased 3.4%. This reclassification will increase both print subscription revenue and operating expenses, with no impact on operating cash flow(2) or operating income. A table later in this release details the impact of the reclassification on revenue and cash costs.

Combined print and digital advertising and marketing services revenue decreased 3.2% to $110.3 million, an improvement from recent trends, with retail advertising down 3.1%, classified down 4.6% and national up 5.6%. Retail preprint advertising decreased 1.3%. Combined print and digital classified employment revenue increased 5.1%, while automotive decreased 14.0%, real estate decreased 6.1% and other classified decreased 4.5%. Digital advertising and marketing services revenue on a stand-alone basis increased 13.0% to $19.5 million and now totals 17.7% of total advertising and marketing services revenue. Print advertising and marketing services revenue on a stand-alone basis decreased 6.1%.

Subscription revenue decreased 0.6%. Excluding the impact of the subscription-related expense reclassification, subscription revenue decreased 4.8%.

Total digital revenue, including advertising, marketing services, subscriptions and digital businesses, totaled $23.4 million in the quarter, up 17.4%.

Cash costs decreased 2.7% for the 13 weeks ended June 29, 2014. Compensation decreased 3.2%, with the average number of full-time equivalent employees down 3.5%. Newsprint and ink expense decreased 11.9%, primarily a result of a reduction in newsprint volume of 11.9%. Other operating expenses increased 0.7%. Excluding the impact of the subscription-related expense reclassification, cash costs decreased 4.1%.

Operating cash flow decreased 1.2% from a year ago to $39.3 million. Operating cash flow margin(2) increased to 24.1%, compared to 23.8% a year ago. Including equity in earnings of associated companies, depreciation and amortization, as well as unusual matters in both years, operating income increased 6.2% to $28.6 million in the current year quarter, compared with $26.9 million a year ago. Operating income margin increased to 17.5% up from 16.1% a year ago.

Non-operating expenses increased 97.2% for the 13 weeks ended June 29, 2014. We charged $21.7 million of debt financing costs to expense and also recorded a $2.3 million loss related to a litigation settlement in the current year quarter. Interest expense decreased by 10.6% due to lower debt balances and the refinancing of the Pulitzer Notes in May 2013. Loss attributable to Lee Enterprises, Incorporated for the quarter totaled $9.7 million, compared with income of $1.8 million a year ago.

ADJUSTED EARNINGS AND EPS FOR THE QUARTER

The following table summarizes the impact from unusual matters on income (loss) attributable to Lee Enterprises, Incorporated and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

			13 Weeks Ended
	June 29 2014		June 30 2013
(Thousands of Dollars, Except Per Share Data)	Amount	Per Share	Amount	Per Share

Income (loss) attributable to Lee Enterprises, Incorporated, as reported	(9,746)	(0.19)	1,795	0.03
Adjustments:
Impairment of intangible and other assets	336		—
Litigation settlement	2,300		—
Debt financing and reorganization costs	21,732		468
Amortization of debt present value adjustment	—		1,216
Other, net	(153)		544
	24,215		2,228
Income tax effect of adjustments, net	(8,472)		(763)
	15,743	0.30	1,465	0.03
Income attributable to Lee Enterprises, Incorporated, as adjusted	5,997	0.11	3,260	0.06

FULL-ACCESS SUBSCRIPTION INITIATIVE

As previously reported, we launched our full-access subscription initiative in April.  As of today, fourteen markets have been launched and we are on track to launch the majority of our markets before the end of our fiscal year. Early results are promising, with more than 20% of print subscribers activating their digital subscriptions in several of the early launch markets. And, thanks, in part, to a major customer service initiative, subscriber losses have been lower than expected. Digital subscription revenue increased 116.0% in the quarter, largely due to full-access.  Also as previously reported, due to the timing of the rollout and subscriber renewal dates, we expect the bulk of the revenue from this initiative to be realized in 2015.

YEAR-TO-DATE OPERATING RESULTS(3)

Operating revenue for the 39 weeks ended June 29, 2014, totaled $494.6 million, a decrease of 3.5% compared with the 39 weeks ended June 30, 2013. Excluding the impact of the subscription-related expense reclassification, operating revenue decreased 3.9%.

Combined print and digital advertising and marketing services revenue decreased 4.2% to $335.4 million, retail advertising decreased 3.1%, classified decreased 8.1% and national increased 3.0%. Combined print and digital classified employment revenue decreased 2.5%, while automotive decreased 14.4%, real estate decreased 5.9% and other classified decreased 8.3%. Digital advertising and marketing services revenue on a stand-alone basis increased 11.0% to $55.5 million. Mobile advertising revenue increased 23.6%, to $5.1 million.

Print advertising and marketing services revenue on a stand-alone basis decreased 6.8%.

Subscription revenue decreased 2.1%. Excluding the impact of the subscription-related expense reclassification, subscription revenue decreased 3.8%.

Total digital revenue totaled $65.5 million year to date, up 14.5% compared with a year ago.

Cash costs for the 39 weeks ended June 29, 2014 decreased 4.0% compared to the same period a year ago. Compensation decreased 5.7%, with the average number of full-time equivalent employees down 5.2%. Newsprint and ink expense decreased 12.7%, a result of a reduction in newsprint volume of 11.8%. Other operating expenses increased 0.5%. Excluding the impact of the subscription-related expense reclassification, cash costs decreased 4.6%.

Operating cash flow decreased 1.6% from a year ago to $121.3 million. Operating cash flow margin increased to 24.5% from 24.1% a year ago. Including equity in earnings of associated companies, depreciation and amortization, as well as unusual matters in both years, operating income increased 8.7% to $92.5 million in the 39 weeks ended June 29, 2014, compared with $85.1 million a year ago.

Non-operating expenses increased 37.5%, as we charged $21.9 million of debt financing costs to expense in the current year period. These costs were partially offset by a 10.8% decrease in interest expense in the current year due to lower debt balances and the refinancing of the Pulitzer Notes in May 2013. We recorded a $6.9 million gain on sale of an investment in the prior year period. Income attributable to Lee Enterprises, Incorporated totaled $3.6 million, compared to $10.4 million a year ago.

ADJUSTED EARNINGS AND EPS FOR THE YEAR TO DATE

The following table summarizes the impact from unusual matters on income attributable to Lee Enterprises, Incorporated and earnings per diluted common share. Per share amounts may not add due to rounding.

			39 Weeks Ended
	June 29 2014		June 30 2013
(Thousands of Dollars, Except Per Share Data)	Amount	Per Share	Amount	Per Share

Income attributable to Lee Enterprises, Incorporated, as reported	3,632	0.07	10,372	0.20
Adjustments:
Impairment of intangible and other assets	336		—
Gain on sale of investment, net	—		(6,909)
Litigation settlement	2,300		—
Debt financing and reorganization costs	21,935		557
Amortization of debt present value adjustment	2,394		3,932
Other, net	424		2,170
	27,389		(250)
Income tax effect of adjustments, net	(9,551)		102
	17,838	0.33	(148)	—
Unusual matters related to discontinued operations	—	—	1,014	0.02
Income attributable to Lee Enterprises, Incorporated, as adjusted	21,470	0.40	11,238	0.22

Certain results, excluding the impact of the subscription-related expense reclassification, are as follows:

	13 Weeks Ended			39 Weeks Ended
(Thousands of Dollars)	June 29 2014	June 30 2013	Percent Change	June 29 2014	June 30 2013	Percent Change

Subscription revenue, as reported	43,339	43,583	(0.6)	130,744	133,609	(2.1)
Adjustment for subscription-related expense reclassification	(1,842)	—	NM	(2,242)	—	NM
Subscription revenue, as adjusted	41,497	43,583	(4.8)	128,502	133,609	(3.8)

Total operating revenue, as reported	163,125	167,019	(2.3)	494,603	512,277	(3.5)
Adjustment for subscription-related expense reclassification	(1,842)	—	NM	(2,242)	—	NM
Total operating revenue, as adjusted	161,283	167,019	(3.4)	492,361	512,277	(3.9)

Total cash costs, as reported	123,813	127,217	(2.7)	373,296	389,051	(4.0)
Adjustment for subscription-related expense reclassification	(1,842)	—	NM	(2,242)	—	NM
Total cash costs, as adjusted	121,971	127,217	(4.1)	371,054	389,051	(4.6)

DEBT AND FREE CASH FLOW(2)

The principal amount of debt totaled $815.0 million at June 29, 2014. As previously announced, on March 31, 2014, subsequent to the end of the March quarter, we completed a comprehensive refinancing of our long-term debt and incurred an additional $32.0 million of debt in order to pay related debt refinancing costs. Debt payments since the refinancing totaled $30.0 million in the quarter, resulting in a $2.0 million increase in debt in the June quarter. Debt has been reduced $58.5 million in the last twelve months. We expect debt principal payments to fluctuate more in the future due to the semi-annual timing of Senior Notes interest payments in March and September.

Unlevered free cash flow increased 25.5%, due primarily to the timing of an income tax refund in the current year quarter and pension contributions in the prior year quarter. Free cash flow was negative $5.8 million for the quarter due to $31.0 million of debt refinancing costs paid, compared with free cash flow of $14.4 million a year ago. In the last twelve months, free cash flow totaled $64.8 million.

CONFERENCE CALL INFORMATION

As previously announced, we will hold an earnings conference call and audio webcast later today at 9 a.m. Central Daylight Time. The live webcast will be accessible at lee.net and will be available for replay two hours later. The call also may be monitored on a listen-only conference line by dialing (toll free) 877-407-0613 and entering a conference passcode of 13581947 at least five minutes before the scheduled start.

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, in its markets, with 46 daily newspapers and a joint interest in four others, rapidly growing digital products and nearly 300 specialty publications in 22 states. Lee's newspapers have circulation of 1.2 million daily and 1.5 million Sunday, reaching nearly four million readers in print alone. Lee's websites and mobile and tablet products attracted 23.1 million unique visitors in June 2014. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Our ability to generate cash flows and maintain liquidity sufficient to service our debt;

•	Our ability to comply with or obtain amendments or waivers of the financial covenants contained in our credit facilities, if necessary;

•	Our ability to refinance our debt as it comes due;

•	That the warrants issued in our refinancing will not be exercised;

•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;

•	Changes in advertising demand;

•	Potential changes in newsprint, other commodities and energy costs;

•	Interest rates;

•	Labor costs;

•	Legislative and regulatory rulings;

•	Our ability to achieve planned expense reductions;

•	Our ability to maintain employee and customer relationships;

•	Our ability to manage increased capital costs;

•	Our ability to maintain our listing status on the NYSE;

•	Competition; and

•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact: dan.hayes@lee.net, (563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	13 Weeks Ended			39 Weeks Ended
(Thousands of Dollars and Shares, Except Per Share Data)	June 29 2014	June 30 2013	Percent Change	June 29 2014	June 30 2013	Percent Change

Advertising and marketing services
Retail	69,507	71,718	(3.1)	216,591	223,438	(3.1)
Classified:
Employment	9,277	8,824	5.1	24,546	25,165	(2.5)
Automotive	7,266	8,452	(14.0)	22,309	26,074	(14.4)
Real estate	4,569	4,864	(6.1)	13,113	13,941	(5.9)
All other	11,926	12,491	(4.5)	32,683	35,634	(8.3)
Total classified	33,038	34,631	(4.6)	92,651	100,814	(8.1)
National	5,268	4,988	5.6	18,879	18,327	3.0
Niche publications and other	2,471	2,607	(5.2)	7,273	7,646	(4.9)
Total advertising and marketing services revenue	110,284	113,944	(3.2)	335,394	350,225	(4.2)
Subscription	43,339	43,583	(0.6)	130,744	133,609	(2.1)
Commercial printing	3,147	3,258	(3.4)	9,170	9,681	(5.3)
Digital services and other	6,355	6,234	1.9	19,295	18,762	2.8
Total operating revenue	163,125	167,019	(2.3)	494,603	512,277	(3.5)
Operating expenses:
Compensation	60,330	62,340	(3.2)	181,543	192,505	(5.7)
Newsprint and ink	9,224	10,471	(11.9)	29,120	33,357	(12.7)
Other operating expenses	53,840	53,461	0.7	161,708	160,929	0.5
Workforce adjustments	419	945	(55.7)	925	2,260	(59.1)
Cash costs	123,813	127,217	(2.7)	373,296	389,051	(4.0)
Operating cash flow	39,312	39,802	(1.2)	121,307	123,226	(1.6)
Depreciation	5,293	5,327	(0.6)	15,700	16,123	(2.6)
Amortization	6,901	9,542	(27.7)	20,710	28,635	(27.7)
Loss (gain) on sales of assets, net	9	(112)	NM	(1,622)	23	NM
Impairment of intangible and other assets	336	—	NM	336	—	NM
Equity in earnings of associated companies	1,836	1,893	(3.0)	6,348	6,671	(4.8)
Operating income	28,609	26,938	6.2	92,531	85,116	8.7

CONSOLIDATED STATEMENTS OF OPERATIONS, continued

	13 Weeks Ended			39 Weeks Ended
(Thousands of Dollars and Shares, Except Per Share Data)	June 29 2014	June 30 2013	Percent Change	June 29 2014	June 30 2013	Percent Change

Non-operating income (expense):
Financial income	85	134	(36.6)	306	219	39.7
Interest expense	(19,654)	(21,991)	(10.6)	(61,033)	(68,390)	(10.8)
Debt financing costs	(21,732)	(468)	NM	(21,935)	(557)	NM
Other, net	(1,701)	520	NM	(1,579)	7,466	NM
	(43,002)	(21,805)	97.2	(84,241)	(61,262)	37.5
Income (loss) before income taxes	(14,393)	5,133	NM	8,290	23,854	(65.2)
Income tax expense (benefit)	(4,882)	3,165	NM	3,995	11,805	(66.2)
Income (loss) from continuing operations	(9,511)	1,968	NM	4,295	12,049	(64.4)
Discontinued operations, net of income taxes	—	—	NM	—	(1,247)	NM
Net income (loss)	(9,511)	1,968	NM	4,295	10,802	(60.2)
Net income attributable to non-controlling interests	(235)	(173)	35.8	(663)	(430)	54.2
Income (loss) attributable to Lee Enterprises, Incorporated	(9,746)	1,795	NM	3,632	10,372	(65.0)

Income (loss) from continuing operations attributable to Lee Enterprises, Incorporated	(9,746)	1,795	NM	3,632	11,619	(68.7)

Earnings (loss) per common share:
Basic:
Continuing operations	(0.19)	0.03	NM	0.07	0.22	(68.2)
Discontinued operations	—	—	NM	—	(0.02)	NM
	(0.19)	0.03	NM	0.07	0.20	(65.0)

Diluted:
Continuing operations	(0.19)	0.03	NM	0.07	0.22	(68.2)
Discontinued operations	—	—	NM	—	(0.02)	NM
	(0.19)	0.03	NM	0.07	0.20	(65.0)

Average common shares:
Basic	52,344	51,825		52,215	51,805
Diluted	52,344	52,038		53,655	51,912

SELECTED CONSOLIDATED FINANCIAL INFORMATION
(UNAUDITED)

	13 Weeks Ended		39 Weeks Ended		52 Weeks Ended
(Thousands of Dollars)	June 29 2014	June 30 2013	June 29 2014	June 30 2013	June 29 2014

Advertising and marketing services	110,284	113,944	335,394	350,225	445,709
Subscription	43,339	43,583	130,744	133,609	174,192
Other	9,502	9,492	28,465	28,443	37,165
Total operating revenue	163,125	167,019	494,603	512,277	657,066
Compensation	60,330	62,340	181,543	192,505	243,870
Newsprint and ink	9,224	10,471	29,120	33,357	39,244
Other operating expenses	53,840	53,461	161,708	160,929	213,800
Depreciation and amortization	12,194	14,869	36,410	44,758	47,180
Loss (gain) on sales of assets, net	9	(112)	(1,622)	23	(1,535)
Impairment of goodwill and other assets	336	—	336	—	171,430
Workforce adjustments	419	945	925	2,260	1,344
Total operating expenses	136,352	141,974	408,420	433,832	715,333
Equity in earnings of associated companies	1,836	1,893	6,348	6,671	8,362
Operating income (loss)	28,609	26,938	92,531	85,116	(49,905)
Adjusted to exclude:
Depreciation and amortization	12,194	14,869	36,410	44,758	47,180
Loss (gain) on sales of assets, net	9	(112)	(1,622)	23	(1,535)
Impairment of intangible and other assets	336	—	336	—	171,430
Equity in earnings of associated companies	(1,836)	(1,893)	(6,348)	(6,671)	(8,362)
Operating cash flow	39,312	39,802	121,307	123,226	158,808
Add:
Ownership share of TNI and MNI EBITDA (50%)	2,587	2,770	8,540	9,310	11,009
Adjusted to exclude:
Stock compensation	397	377	1,081	1,109	1,233
Adjusted EBITDA(2)	42,296	42,949	130,928	133,645	171,050
Adjusted to exclude:
Ownership share of TNI and MNI EBITDA (50%)	(2,587)	(2,770)	(8,540)	(9,310)	(11,009)
Add (deduct):
Distributions from TNI and MNI	2,346	3,394	7,654	8,179	10,873
Capital expenditures	(3,309)	(2,136)	(8,204)	(6,835)	(11,109)
Pension contributions	(17)	(5,741)	(722)	(6,016)	(722)
Cash income tax refunds (payments)	6,051	(27)	5,933	(360)	15,419
Unlevered free cash flow (2)	44,780	35,669	127,049	119,303	174,502
Add (deduct):
Financial income	85	134	306	219	387
Interest expense settled in cash	(19,654)	(20,775)	(58,639)	(64,141)	(78,510)
Debt financing costs paid	(31,008)	(666)	(31,276)	(766)	(31,581)
Free cash flow (deficit)	(5,797)	14,362	37,440	54,615	64,798

SELECTED LEE LEGACY(2) ONLY FINANCIAL INFORMATION
(UNAUDITED)

	13 Weeks Ended		39 Weeks Ended		52 Weeks Ended
(Thousands of Dollars)	June 29 2014	June 30 2013	June 29 2014	June 30 2013	June 29 2014

Advertising and marketing services	76,148	78,266	231,411	240,241	308,331
Subscription	28,022	27,092	83,499	83,028	110,807
Other	8,330	7,774	24,959	23,446	32,591
Total operating revenue	112,500	113,132	339,869	346,715	451,729
Compensation	45,086	45,457	135,035	139,412	181,094
Newsprint and ink	6,550	7,224	20,623	22,992	27,826
Other operating expenses	28,954	27,741	86,706	85,605	113,869
Depreciation and amortization	8,322	6,837	24,633	20,569	31,314
Loss (gain) on sales of assets, net	8	(98)	(1,643)	52	(1,561)
Impairment of goodwill and other assets	336	—	336	—	859
Workforce adjustments	265	572	436	1,185	796
Total operating expenses	89,521	87,733	266,126	269,815	354,197
Equity in earnings of associated companies	790	877	2,232	2,658	3,084
Operating income	23,769	26,276	75,975	79,558	100,616
Adjusted to exclude:
Depreciation and amortization	8,322	6,837	24,633	20,569	31,314
Loss (gain) on sales of assets, net	8	(98)	(1,643)	52	(1,561)
Impairment of intangible and other assets	336	—	336	—	859
Equity in earnings of associated companies	(790)	(877)	(2,232)	(2,658)	(3,084)
Operating cash flow	31,645	32,138	97,069	97,521	128,144
Add:
Ownership share of MNI EBITDA (50%)	1,436	1,598	4,110	4,781	5,311
Adjusted to exclude:
Stock compensation	397	377	1,081	1,109	1,233
Adjusted EBITDA	33,478	34,113	102,260	103,411	134,688
Adjusted to exclude:
Ownership share of MNI EBITDA (50%)	(1,436)	(1,598)	(4,110)	(4,781)	(5,311)
Add (deduct):
Distributions from MNI	1,000	1,850	3,750	4,000	5,000
Capital expenditures	(2,900)	(1,685)	(7,145)	(5,127)	(9,731)
Pension contributions	(17)	—	(17)	—	(17)
Cash income tax refunds (payments)	(199)	(27)	(317)	(360)	(322)
Intercompany charges not settled in cash	(2,099)	(2,146)	(6,297)	(6,438)	(8,255)
Other	(2,000)	—	(2,000)	(2,000)	(2,000)
Unlevered free cash flow	25,827	30,507	86,124	88,705	114,052
Add (deduct):
Financial income	85	134	306	219	387
Interest expense settled in cash	(18,834)	(18,619)	(55,397)	(56,454)	(73,584)
Debt financing costs paid	(31,000)	—	(31,268)	(100)	(31,308)
Free cash flow (deficit)	(23,922)	12,022	(235)	32,370	9,547

SELECTED PULITZER(2) ONLY FINANCIAL INFORMATION
(UNAUDITED)

	13 Weeks Ended		39 Weeks Ended		52 Weeks Ended
(Thousands of Dollars)	June 29 2014	June 30 2013	June 29 2014	June 30 2013	June 29 2014

Advertising and marketing services	34,136	35,678	103,983	109,984	137,378
Subscription	15,317	16,491	47,245	50,581	63,385
Other	1,172	1,718	3,506	4,997	4,574
Total operating revenue	50,625	53,887	154,734	165,562	205,337
Compensation	15,244	16,883	46,508	53,093	62,776
Newsprint and ink	2,674	3,247	8,497	10,365	11,418
Other operating expenses	24,886	25,720	75,002	75,324	99,931
Depreciation and amortization	3,872	8,032	11,777	24,189	15,866
Loss (gain) on sales of assets, net	1	(14)	21	(29)	26
Impairment of goodwill and other assets	—	—	—	—	170,571
Workforce adjustments	154	373	489	1,075	548
Total operating expenses	46,831	54,241	142,294	164,017	361,136
Equity in earnings of associated companies	1,046	1,016	4,116	4,013	5,278
Operating income (loss)	4,840	662	16,556	5,558	(150,521)
Adjusted to exclude:
Depreciation and amortization	3,872	8,032	11,777	24,189	15,866
Loss (gain) on sales of assets, net	1	(14)	21	(29)	26
Impairment of intangible and other assets	—	—	—	—	170,571
Equity in earnings of associated companies	(1,046)	(1,016)	(4,116)	(4,013)	(5,278)
Operating cash flow	7,667	7,664	24,238	25,705	30,664
Add:
Ownership share of TNI EBITDA (50%)	1,151	1,172	4,430	4,529	5,698
Adjusted EBITDA	8,818	8,836	28,668	30,234	36,362
Adjusted to exclude:
Ownership share of TNI EBITDA (50%)	(1,151)	(1,172)	(4,430)	(4,529)	(5,698)
Add (deduct):
Distributions from TNI	1,346	1,544	3,904	4,179	5,873
Capital expenditures	(409)	(451)	(1,059)	(1,708)	(1,378)
Pension contributions	—	(5,741)	(705)	(6,016)	(705)
Cash income tax refunds (payments)	6,250	—	6,250	—	15,741
Intercompany charges not settled in cash	2,099	2,146	6,297	6,438	8,255
Other	2,000	—	2,000	2,000	2,000
Unlevered free cash flow	18,953	5,162	40,925	30,598	60,450
Add (deduct):
Interest expense settled in cash	(820)	(2,156)	(3,242)	(7,687)	(4,926)
Debt financing costs paid	(8)	(666)	(8)	(666)	(273)
Free cash flow	18,125	2,340	37,675	22,245	55,251

REVENUE BY REGION

	13 Weeks Ended			39 Weeks Ended
(Thousands of Dollars)	June 29 2014	June 30 2013	Percent Change	June 29 2014	June 30 2013	Percent Change

Midwest	102,194	105,858	(3.5)	308,841	322,468	(4.2)
Mountain West	33,455	33,510	(0.2)	98,558	101,179	(2.6)
West	11,070	11,273	(1.8)	32,875	34,050	(3.5)
East/Other	16,406	16,378	0.2	54,329	54,580	(0.5)
Total	163,125	167,019	(2.3)	494,603	512,277	(3.5)

SELECTED BALANCE SHEET INFORMATION

(Thousands of Dollars)	June 29 2014	June 30 2013

Cash	17,758	11,630
Debt (Principal Amount)	815,000	873,500

SELECTED STATISTICAL INFORMATION

	13 Weeks Ended			39 Weeks Ended
	June 29 2014	June 30 2013	Percent Change	June 29 2014	June 30 2013	Percent Change

Capital expenditures (Thousands of Dollars)	3,309	2,136	54.9	8,204	6,835	20.0
Newsprint volume (Tonnes)	14,405	16,353	(11.9)	44,317	50,226	(11.8)
Average full-time equivalent employees	4,514	4,678	(3.5)	4,539	4,787	(5.2)
Shares outstanding at end of period (Thousands of Shares)				53,694	52,389	2.5

NOTES

(1)
This earnings release is a preliminary report of results for the periods included.  The reader should refer to the Company's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for definitive information.

(2)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:
•
Adjusted EBITDA is defined as operating income (loss), plus depreciation, amortization, impairment charges, stock compensation and 50% of EBITDA from associated companies, minus equity in earnings of associated companies and curtailment gains.

•
Adjusted Income (Loss) and Adjusted Earnings (Loss) Per Common Share are defined as income (loss) attributable to Lee Enterprises, Incorporated and earnings (loss) per common share adjusted to exclude both unusual matters and those of a substantially non-recurring nature.

•
Cash Costs are defined as compensation, newsprint and ink, other operating expenses and certain unusual matters, such as workforce adjustment costs. Depreciation, amortization, impairment charges, other non-cash operating expenses and other unusual matters are excluded.

•
Operating Cash Flow is defined as operating income (loss) plus depreciation, amortization and impairment charges, minus equity in earnings of associated companies and curtailment gains. Operating Cash Flow margin is defined as operating cash flow divided by operating revenue. The terms operating cash flow and EBITDA are used interchangeably.

•
Unlevered Free Cash Flow is defined as operating income (loss), plus depreciation, amortization, impairment charges, stock compensation, distributions from associated companies and cash income tax refunds, minus equity in earnings of associated companies, curtailment gains, cash income taxes, pension contributions and capital expenditures. Changes in working capital, asset sales, minority interest and discontinued operations are excluded. Free Cash Flow also includes financial income, interest expense and debt financing and reorganization costs.

We also present selected information for Lee Legacy and Pulitzer Inc. ("Pulitzer"). Lee Legacy constitutes the business of the Company excluding Pulitzer, a wholly-owned subsidiary of the Company.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the Company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The Company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(3)
Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior periods have been adjusted for comparative purposes, and the reclassifications have no impact on earnings.

Results of North County Times operations and The Garden Island operations have been reclassified as discontinued operations for all periods presented.